Exhibit 99.1

ATEC Announces Select Preliminary Third Quarter 2022

Financial Results and Raises Guidance

Total revenue of $89 to $90 million

Total revenue growth of 42% to 43%, including organic revenue growth of 51% to 53%

Full-year 2022 total revenue growth now expected to approximate 40%

CARLSBAD, Calif., October 10, 2022 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, announced today select preliminary financial results for the third quarter ended September 30, 2022, and updated full-year 2022 revenue guidance ahead of investor meetings scheduled during the 2022 North American Spine Society (NASS) Annual Meeting.

Preliminary Third Quarter 2022 Revenue Ranges

Quarter Ended September 30, 2022
Organic Revenue	$78.0M to $78.8M
EOS-Related Revenue	$11.0M to $11.2M
Total Revenue	$89.0M to $90.0M

Preliminary, third quarter 2022 total revenue is expected to grow 42% to 43% compared to third quarter 2021. Propelled by continued strong momentum of the PTPTM approach, procedural volume growth exceeded 30% and drove organic revenue growth of 51% to 53%. The Company closed the third quarter with a cash balance of approximately $106 million.

The Company now expects full year 2022 revenue growth to approximate 40% compared to the 34% growth expectation provided in previous guidance.

The select preliminary financial results announced today are based on the Company’s current expectations and may be adjusted as a result of, among other things, completion of customary quarter-end close review procedures and further financial review.

Date and Access Details for Third Quarter Financial Results

The Company expects to announce third quarter 2022 financial and operating results on November 3, 2022, after the market close. The Company will host a live webcast that day at 1:30 p.m. PT / 4:30 p.m. ET.

Webcast

To access the live webcast, please visit the Investor Relations Section of ATEC’s Corporate Website.

Dial-in

To dial into the live webcast, please register at this link. Access details will be shared via email.

Replay

A replay of the webcast will remain available through the Investor Relations Section of ATEC’s Corporate Website for twelve months. In addition, a dial-in replay will be available beginning two hours after the webcast’s completion through November 10, 2022. Access the replay by dialing (800) 770-2030 and referencing conference ID number 97241.

About ATEC

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described therein. Forward-looking statements include references to the Company’s expectations with respect to future revenue and growth. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products in the Company’s pipeline; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third-party reimbursement for procedures performed using the Company’s products; the Company’s ability to compete with other products and emerging new technologies; product liability exposure; patent infringement claims; and changes to our financial results for the quarter ended September 30, 2022 due to the completion of financial closing procedures. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:
Tina Jacobsen, CFA
Investor Relations
(760) 494-6790
investorrelations@atecspine.com

Company Contact:
J. Todd Koning
Chief Financial Officer
Alphatec Holdings, Inc.
investorrelations@atecspine.com